Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

OF

PUMA BIOTECHNOLOGY, INC.
(a Delaware Corporation)

ARTICLE I

STOCKHOLDERS

Section 1.    Certificates Representing Stock.

(a)    Certificates representing stock in Puma Biotechnology, Inc. (the “Corporation”) shall be signed by, or in the name of, the Corporation by two officers of the Corporation, including by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on any such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

(b)    Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware (the “General Corporation Law”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c)    The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 2.    Uncertificated Shares. Subject to any conditions imposed by the General Corporation Law, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

Section 3.    Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 4.    Record Date For Stockholders.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.    Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

Section 6.    Stockholder Meetings.

(a)    Time. If required by applicable law, an annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by resolution of the Board of Directors. A special meeting of stockholders shall be held on the date and at the time fixed by resolution of the Board of Directors. The Corporation may postpone, reschedule or cancel any annual or special meeting of stockholders.

(b)    Place. Annual meetings and special meetings shall be held at such place, if any, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders (annual or special) shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law.

(c)    Call. Special meetings may be called by resolution of the Board of Directors at any time or by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, Section 6(f) of Article I of these Bylaws, from stockholders who hold as of the Demand Record Date (as defined below), in the aggregate, at least 25% (the “Requisite Percentage”) of the voting power of the then outstanding shares of capital stock of the Corporation (the “Requesting Group”). The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with Section 6(f) of Article I of these Bylaws, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. Stockholders who nominate persons for election to the board of directors at a special meeting must also comply with the requirements set forth in Section 6(e) of Article I of these Bylaws.

(d)    Advance Notice Procedures for Business Brought Before an Annual Meeting.

(1)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (A) brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors or any committee thereof or (C) otherwise properly brought before the meeting by a stockholder present in person who (i)(1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 6(d) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 6(d) in all applicable respects or (ii) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (C) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. For purposes of this Section 6(d), “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 6(e) of Article I of these Bylaws, and this Section 6(d) shall not be applicable to nominations except as expressly provided in Section 6(e) of Article I of these Bylaws.

(2)    Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (A) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 6(d). To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(3)    To be in proper form for purposes of this Section 6(d), a stockholder’s notice to the Secretary of the Corporation shall set forth:

(A)    As to each Proposing Person (as defined below), (i) the name and address of such Proposing Person (including, without limitation, if applicable, the name and address that appear on the Corporation’s books and records), (ii) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (iii) the date or dates such shares were acquired, (iv) the investment intent of such acquisition and (v) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (i) through (v) are referred to as “Stockholder Information”);

(B)    As to each Proposing Person, (i) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the Corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (iii) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (iv) any other material relationship between such Proposing Person, on the one hand, and the Corporation, or any affiliate of the Corporation, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (vi) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (vii) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (viii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (viii) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(C)    As to each item of business that the stockholder proposes to bring before the annual meeting, (i) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (ii) the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (iii) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity (including, without limitation, their names) in connection with the proposal of such business by such stockholder and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 6(d)(3) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(4)    For purposes of this Section 6(d), the term “Proposing Person” shall mean (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (C) any participant (as defined in paragraphs (a)(ii) – (iv) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(5)    The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(6)    A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6(d) shall be true and correct as of the record date for determining stockholders entitled to notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(7)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 6(d). The presiding officer of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 6(d), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(8)    Nothing in this Section 6(d) shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 6(d) with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business.

(9)    For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(e)    Advance Notice Procedures for Nominations of Directors.

(1)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election to the Board of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (A) by or at the direction of the Board of Directors, including, without limitation, by any committee or persons authorized to do so by the Board of Directors or these Bylaws, or (B) by a stockholder present in person who (i) was a record owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 6(e) and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) has complied with this Section 6(e) as to such notice and nomination. For purposes of this Section 6(e), “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (B) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

(2)    Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (A) provide Timely Notice (as defined in Section 6(d)(2) of Article I of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 6(e) and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 6(e).

(3)    Without qualification, if election to the Board of Directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at such special meeting, the stockholder must (A) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 6(e) and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 6(e). To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public disclosure (as defined in Section 6(d)(9) of Article I of these Bylaws) of the date of such special meeting was first made.

(4)    In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(5)    In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 6(e)(3) of Article I of these Bylaws or (iii) the tenth day following the date of public disclosure (as defined in Section 6(d)(9) of Article I of these Bylaws) of such increase.

(6)    To be in proper form for purposes of this Section 6(e), a stockholder’s notice to the Secretary of the Corporation shall set forth:

(A)    As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 6(d)(3)(A) of Article I of these Bylaws) except that for purposes of this Section 6(e), the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 6(d)(3)(A) of Article I of these Bylaws;

(B)    As to each Nominating Person, any Disclosable Interests (as defined in Section 6(d)(3)(B) of Article I of these Bylaws, except that for purposes of this Section 6(e) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 6(d)(3)(B) of Article I of these Bylaws and the disclosure with respect to the business to be brought before the meeting in Section 6(d)(3)(B) of Article I of these Bylaws shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 6(d)(3)(B)(vii) of Article I of these Bylaws, the Nominating Person’s notice for purposes of this Section 6(e) shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act;

(C)    As to each person whom a Nominating Person proposes to nominate for election as a director, (i) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director if elected), (ii) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as “Nominee Information”), and (iii) a completed and signed questionnaire, representation and agreement as provided in Section 6(e)(11) of Article I of these Bylaws; and

(D)    The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines or (ii) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(7)    For purposes of this Section 6(e), the term “Nominating Person” shall mean (A) the stockholder providing the notice of the nomination proposed to be made at the annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the annual meeting is made and (C) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(8)    A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6(e) shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(9)    Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 6(e). The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 6(e), and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(10)    In addition to the requirements of this Section 6(e) with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 6(e), unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(11)    To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 6(e)) to the Secretary of the Corporation at the principal executive offices of the Corporation a completed written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in form provided by the secretary upon written request) that such proposed nominee (A) is not and, if elected as a director during his or her term of office, will not become a party to (i) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law and (B) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines applicable to directors and in effect during such person’s term in office as a director (and, if requested by any proposed nominee, the Secretary of the Corporation shall provide to such proposed nominee all such policies and guidelines then in effect).

(12)    The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the Director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(13)    A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 6(e), if necessary, so that the information provided or required to be provided pursuant to this Section 6(e) shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(14)    No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 6(e), as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 6(e), and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(15)    Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 6(e).

(f)    Special Meetings of Stockholders.

(1)    No stockholder may demand that the Secretary of the Corporation call a special meeting of stockholders pursuant to Section 6(c) of Article I of these Bylaws unless a stockholder of record shall have first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such special meeting, which request shall be in proper form and delivered by United States mail, postage prepaid, to, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(2)    To be in proper form for purposes of this Section 6(f), a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:

(A)    As to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 6(d)(3)(A) of Article I of these Bylaws), except that for purposes of this Section 6(f) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 6(d)(3)(A) of Article I of these Bylaws; further, any Requesting Person who is the beneficial owner of any shares of the Corporation that constitute part of the Requisite Percentage as of the Demand Record Date, but is not the stockholder of record of such shares, shall provide information to establish his, her or its ownership thereof consistent with the requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”);

(B)    As to each Requesting Person, any Disclosable Interests (as defined in clauses (i) through (viii) of 6(d)(3)(B) of Article I of these Bylaws, except that for purposes of this Section 6(f) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in clauses (i) through (viii) of Section 6(d)(3)(B) of Article I of these Bylaws and the disclosure in clause (viii) of Section 6(d)(3)(B) of Article I of these Bylaws shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(C)    Each item of business that the Requesting Person proposes to bring before the special meeting and, as to each such item, (i) a brief description of the business desired to be brought before the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the proposal or business relates to an amendment to these Bylaws, the text of the proposed amendment), and (iii) a reasonably detailed description of all agreements, arrangements, discussions and understandings (x) between or among any of the Requesting Persons and (y) between or among any Requesting Person and any other record or beneficial holder(s) of, or persons(s) who have a right to acquire beneficial ownership of, at any time in the future, shares of any class or series of the Corporation (including the identity of each such holder or person) in connection with the proposal of such business by the Requesting Person, and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (C) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Requesting Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(D)    A statement as to whether directors are proposed to be elected at the special meeting and, if directors are proposed to be elected at the special meeting, the Nominee Information (as defined in Section 6(e)(6)(C) of Article I of these Bylaws) for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 6(f)(2), the term “Requesting Person” (x) shall mean (i) the stockholder of record making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (ii) each member of the Requesting Group, (iii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iv) any affiliate of such stockholder or beneficial owner, and (y) shall exclude with respect to Section (6)(f)(2)(B), (C) and (D) of Article I of these Bylaws, any stockholder that has provided such demand solely in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”).

(3)    Within ten days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 6(f) from any stockholder, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten day period after the date on which such a request to fix a Demand Record Date was received by the Secretary of the Corporation in proper form, the Demand Record Date in respect thereof shall be deemed to be the close of business on the 20th day after the date on which such a request is received. Notwithstanding anything in this Section 6(f) to the contrary, no Demand Record Date shall be fixed (or deemed to be fixed) if the Board of Directors determines that the demand or demands that would otherwise be submitted following any establishment of such a Demand Record Date are incapable of complying with the requirements set forth in clauses (B), (D), (E) or (F) of Section 6(f)(5) of Article I of these Bylaws.

(4)    Without qualification, a special meeting of the stockholders shall not be called by the Secretary pursuant to Section (6)(c) of Article I of these Bylaws unless stockholders who hold the Requisite Percentage as of the Demand Record Date timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 60th day following the Demand Record Date. To be in proper form for purposes of this Section 6(f), a demand to call a special meeting shall set forth (A) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the proposal or business relates to an amendment to these Bylaws, the text of the proposed amendment), if applicable, (C) with respect to any stockholder or stockholders submitting a demand to call a special meeting the information required to be provided pursuant to this Section 6(f) of a Requesting Person (which shall exclude with respect to Section 6(f)(2)(B), (C) and (D) of Article I of these Bylaws, any Solicited Stockholder), and (D) a representation by each Requesting Person that such Requesting Person intends to hold his, her or its shares of the Corporation that constitute part of the Requisite Percentage as of the Demand Record Date through the date of the special stockholder meeting. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), at any time there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(5)    The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (A) that does not comply with this Section 6(f), (B) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (C) that is received by the Corporation during the period commencing ninety (90) days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (D) that includes an item of business to be transacted at such meeting or nomination to be considered at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (E) that relates to an item of business that is identical or substantially similar to an item of business (a “Similar Item”) that was included in the Corporation’s notice as an item of business presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of the written demand, (F) if the Board of Directors calls an annual or special meeting of stockholders (in lieu of calling the special meeting to which the written demand relates) in accordance with Section 6(f)(7) of Article I of these Bylaws, (G) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting or (H) such written demand was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; it being understood that with respect to subsections (E) and (G), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving a proposal for the election of any director, but any proposal to remove any director or directors that is not accompanied with a proposal to elect one or more directors to fill any vacancy or vacancies resulting from the removal shall not be deemed a “Similar Item” with respect to the election of directors.

(6)    After receipt of demands in proper form and in accordance with this Section 6(f) and Section 6(c) of Article I of these Bylaws from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, if any, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. The record date for notice and voting for such a special meeting shall be fixed in accordance with Section 4(a) of Article I of these Bylaws. The Board of Directors shall provide written notice of such special meeting to the stockholders in accordance with Section 6(g) of Article I of these Bylaws. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may (A) submit its own proposal or proposals for consideration at such a special meeting or (B) in lieu of calling the special meeting demanded by a stockholder or stockholders holding the Requisite Percentage, present a Similar Item for stockholder approval at any other meeting of stockholders that is held within 90 days after the date on which the Corporation receives written demands for a special meeting in proper form from a stockholder or stockholders holding the Requisite Percentage.

(7)    In connection with a special meeting called in accordance with this Section 6(f) and Section 6(c) of Article I of these Bylaws, each Requesting Person and each stockholder as of the Demand Record Date who delivered a demand to call a special meeting to the Secretary in respect of the request resulting in such Demand Record Date shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 6(f) shall be true and correct as of the record date for notice of the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than eight business days after the record date for notice of the special meeting.

(8)    Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to Section 6(c) of Article I of these Bylaws except in accordance with this Section 6(f) and Section 6(c) of Article I of these Bylaws. If the Board of Directors shall determine that any request to fix a Demand Record Date for the special meeting or any demand to call and hold a special meeting in respect of the request resulting in such Demand Record Date was not properly made in accordance with this Section 6(f) and Section 6(c) of Article I of these Bylaws, or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such Demand Record Date or submitting such a demand have not otherwise complied with this Section 6(f), then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 6(f), each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

(g)    Notice or Waiver of Notice. Whenever stockholders are required or permitted to take action at a meeting, a notice of meeting shall be given, stating the place, if any, date and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail or by electronic transmission as provided in Article IV of these Bylaws, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his or her record address or at such other address which he or she may have furnished by request in writing to the Secretary of the Corporation. Notice of any meeting of stockholders shall be deemed given (a) if mailed, when deposited, with postage thereon prepaid, in the United States mail, or (b) if electronically transmitted as provided in Article IV of these Bylaws. If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the General Corporation Law, unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a waiver of notice signed by him or her before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(h)    Stockholder List. The officer who has charge of the stock ledger shall prepare and make, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 6(h) or to vote in person or by proxy at any meeting of stockholders.

(i)    Organization. Meetings of the stockholders shall be presided over by one of the following directors and officers in the order of seniority and if present and acting: the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board of Directors, if any, the Chief Executive Officer, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(j)    Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be given by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that is irrevocable and, if, and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card other than white, which shall be reserved for exclusive use by the Board of Directors.

(k)    Inspectors. The Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If any inspector or inspectors are not appointed, the person presiding at the meeting may, but need not appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him, her or them and execute a certificate of any fact found by him, her or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

(l)    Quorum. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum.

(m)    Voting. Each share of stock shall entitle the holder thereof to one vote. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Section 7.    Stockholder Action Without Meetings. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

(a)    Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting may be fixed by the Board of Directors, which record date shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted.

(b)    Request for Record Date. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation and signed by holders of record of at least twenty-five percent (25%) in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on the matter (with evidence of such ownership attached to the written notice), request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (c) of this Section 7. Following delivery of the written notice, the Board of Directors shall, by the later of (i) ten (10) days after delivery of such written notice and (ii) five (5) days after delivery of all information requested by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Section 7 and, if appropriate, adopt a resolution fixing the record date for such purpose (unless a record date has previously been fixed by the Board of Directors pursuant to paragraph (a) of this Section 7). If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Section 7 or if no such determination shall have been made by the date required by this Section 7, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to the Corporation in the manner described in paragraph (f) of this Section 7; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    Notice Requirements. In order to be valid, any written notice required by paragraph (b) of this Section 7 must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by the Corporation’s bylaws as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, (ii) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the bylaws of the Corporation) and (iii) evidence showing the required stock ownership of the signatories to the written notice. The Corporation may require the stockholder(s) submitting such written notice to furnish such other information as may be requested by the Corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Section 7. In connection with an action or actions proposed to be taken by written consent in accordance with this Section 7, the stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as required by Section 6 of these Bylaws, to the extent applicable.

(d)    Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request for a record date is received by the Corporation during the period commencing ninety (90) days prior to the one-year anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (iii) a Similar Item was included in the Corporation’s notice as an item of business presented at any meeting of stockholders held within one hundred twenty (120) days prior to receipt by the Corporation of the request for a record date (and, for purposes of this clause (iii), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election of directors but the removal of directors without the election of any replacements shall not be deemed a “Similar Item” with respect to the election of directors) or (iv) such record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(e)    Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) of this Section 7 as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Section 7, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation in the manner prescribed in this Section 7 and applicable law, and not revoked.

(f)    Delivery of Consents. No Consents may be dated or delivered to the Corporation or its registered office in the State of Delaware until ninety (90) days after the delivery of a written notice required by paragraph (b) of this Section 7. Consents must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery, in the manner provided by this Section 7 and applicable law, to the Corporation of Consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the Consents and revocations.

(g)    Effectiveness of Consent. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 7. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Section 7, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 7, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. To the fullest extent permitted by applicable law, for the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date the inspectors certify to the Corporation that the Consents delivered to the Corporation in accordance with paragraph (f) of this Section 7, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and these Bylaws.

(h)    Challenge to Validity of Consent. Nothing contained in this Section 7 shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(i)    Board-Solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Section 7 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors, other than paragraphs (a), (e) and (h), the second, third and fourth sentences of paragraphs (f) and the last sentence of paragraph (g) of this Section 7, and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

ARTICLE II

DIRECTORS

Section 1.    Functions and Definition. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase “whole Board of Directors” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Section 2.    Qualifications and Number. The Board of Directors shall consist of one or more members, each of whom shall be a natural person. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors shall be fixed from time to time by resolution of the Board of Directors.

Section 3.    Election and Term. Each director, including a director elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting or the expiration of the term for which elected and, in each instance, until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, shall be filled only by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

Section 4.    Meetings.

(a)    Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b)    Place. Meetings shall be held at such place, if any, within or without the State of Delaware as shall be fixed by the Board.

(c)    Call. Regular meetings for which the time and place have been fixed (at least twenty-four (24) hours before the time of the holding of the meeting) are not required to be called separately. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the Chief Executive Officer, the President, or a majority of the directors in office.

(d)    Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed (at least twenty-four (24) hours before the time of the holding of the meeting). Written, oral, or any other mode of notice of the time and place shall be given for special meetings at least twenty-four (24) hours before the time of the holding of the meeting. Notice need not be given to any director or to any member of a committee of directors who submits a waiver of notice given by him or her before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any waiver of notice.

(e)    Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of the directors held to fill vacancies and newly created directorships in the Board of Directors or action of disinterested directors.

(f)    Meetings by Conference Communications Equipment. Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(g)    Chairman of the Meeting. The Chairman of the Board of Directors, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board of Directors, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board of Directors, shall preside.

Section 5.    Removal of Directors. Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 6.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 7.    Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President and a Secretary, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, an Executive Chairman of the Board of Directors, an Executive Vice-Chairman of the Board of Directors, an Executive Vice- President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such title as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors choosing him or her, no officer other than the Executive Chairman or Executive Vice-Chairman of the Board of Directors, if any, need be a director. Any number of offices may be held by the same person, as the Board of Directors may determine.

Unless otherwise provided in the resolution choosing him or her, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor shall have been chosen and qualified.

All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith. The Secretary or an Assistant Secretary of the Corporation or one of their respective designees shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign to him or her. Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV

NOTICE BY ELECTRONIC TRANSMISSION

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the General Corporation Law, the certificate of incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the General Corporation Law, the certificate of incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a)    the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

(b)    such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b)    if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

(d)    if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For the purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE V

INDEMNIFICATION AND ADVANCEMENT

(a)    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (c) of this Article V, the Corporation shall not be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person unless the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

(b)    Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

(c)    Claims. If a claim for indemnification under this Article V (following the final disposition of such Proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article V is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d)    Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(e)    Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(f)    Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought.

(g)    Other Indemnification and Advancement of Expenses. This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VI

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law (or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware) or the Corporation’s certificate of incorporation or bylaws, or (d) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

ARTICLE VII

CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE IX

AMENDMENT

These Bylaws may be adopted, amended or repealed at any time by resolution of the Board of Directors.

28